SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549




                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        June 18, 1996

                        BPC Holding Corporation
         (Exact Name of Registrant as Specified in Charter)


        Delaware                 33-75706-01             35-1814673
    (State or Other            (Commission             (IRS Employer
      Jurisdiction             File Number)         Identification No.)
   of Incorporation)


101 Oakley Street
Evansville, Indiana                                                47710
(Address of Principal                                           (Zip Code)
Executive Offices)




Registrant's telephone number, including area code        (812) 424-2904



      (Former Name or Former Address, if Changed Since Last Report)


     Item 5.    Other Events

          BPC Mergerco, Inc. ("Mergerco") was organized by Atlantic Equity Partners International II, L.P. ("International"), Chase Venture Capital Associates, L.P. ("CVCA"), and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of BPC Holding Corporation (the "Registrant"). Pursuant to the terms of a Stock Purchase and Recapitalization Agreement dated as of June 12, 1996 (the "Common Stock Purchase Agreement"), each of International, CVCA and certain other equity investors (collectively, the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996 (the "Preferred Stock Purchase Agreement"), CVCA and an additional institutional investor (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into the Registrant, with the Registrant being the surviving corporation. Upon the consummation of the Merger, each share of Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of the Registrant and certain privately-held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, and all shares of other classes of common stock of the Registrant, a majority of which were held by certain members of management of the Registrant and its subsidiaries (the "Rollover Stock"), were converted into shares of common stock of the surviving corporation. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of the Registrant that were issued in connection with the offering by a subsidiary of the Registrant of the 12.25% Senior Subordinated Notes due 2004 are entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor. As used herein, the purchase and sale of the common stock, the preferred stock and the warrants of Mergerco and the merger of Mergerco with an into the Registrant are collectively referred to as the "Transaction." Following the consummation of the Transaction, International and CVCA hold approximately 53% and 24%, respectively, of the voting common stock of the Registrant, and approximately 23% and 37%, respectively, of all classes of common stock of the Registrant on a fully-diluted basis. The entire management of the Registrant and its subsidiaries will continue in their present positions. The Board of Directors of the Registrant has been expanded by three members who are representatives of certain of the equity investors, bringing the total number of board members to seven. One board member, being a representative of a former shareholder of the Registrant, resigned from the Board of Directors of the Registrant and its wholly-owned subsidiary, Berry Plastics Corporation.

          The aggregate consideration paid to the sellers of the equity interests in the Registrant, including the holders of the 1994 Warrants, was approximately $119.2 million in cash. In order to finance the Transaction, including the payment of related fees and expenses: (i) the Registrant issued the 12.50% Senior Secured Notes due 2006 (the "Senior Notes") for net proceeds of approximately $100.2 million (or $63.7 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the Senior Notes); (ii) the Common Stock Purchasers, the Preferred Stock Purchasers and certain members of management made equity and rollover investments in the aggregate amount of $70.0 million (the "Equity Investments") (which amount includes rollover investments of approximately $7.1 million by certain members of management and $3.0 million by an existing institutional shareholder); and (iii) the Registrant received an aggregate of approximately $0.9 million in connection with the exercise of certain management stock options to purchase common stock of the Registrant.

          The Common Stock Purchase Agreement includes customary business and financial representations and warranties regarding the Registrant and its subsidiaries. Certain selling shareholders, and not the Registrant, have certain indemnification obligations with respect to breaches of the Registrant's representations and warranties. The Common Stock Purchase Agreement also contains customary post-closing covenants obligating the Registrant, among other things, to use the proceeds of the Transaction for specified purposes and to comply with all agreements to which it is a party that were entered into in connection with the Transaction.

          In connection with the Transaction, the Registrant also entered into the Preferred Stock Purchase Agreement with the Preferred Stock Purchasers. Pursuant to the Preferred Stock Purchase Agreement, the Preferred Stock Purchasers received 600,000 shares of Preferred Stock and the 1996 Warrants. The Preferred Stock Purchase Agreement grants the Preferred Stock Purchasers certain registration rights with respect to each of:
     (i) the Preferred Stock; (ii) any securities issued by the Registrant in exchange for the Preferred Stock; (iii) the 1996 Warrants; and (iv) the related Common Stock issuable upon exercise of the 1996 Warrants. The Preferred Stock Purchase Agreement also contains customary representations and warranties and post-closing covenants obligating the Registrant, among other things, to use the proceeds of the Transaction as specified therein and to comply with the terms of all agreements entered into in connection with the Transaction. The Preferred Stock Purchase Agreement further obligates the Registrant to pay all reasonable fees and expenses of the Preferred Stock Purchaser incurred in connection with the Transaction.

          As permitted under Rule 135c promulgated under the Securities Act of 1933, as amended, the Registrant is filing as an exhibit to this Current Report on Form 8-K the press release issued by the Registrant on June 19, 1996.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

             Exhibit No.                  Document
                 2.1 Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, by and among the Registrant, BPC Mergerco, Inc. and the other parties thereto
                 2.2        Preferred Stock and Warrant
                            Purchase Agreement dated as of June
                            12, 1996, by and among the
                            Registrant, BPC Mergerco, Inc.,
                            Chase Venture Capital Associates,
                            L.P. and The Northwestern Mutual
                            Life Insurance Company
                 2.3 Agreement and Plan of Merger dated as of June 18, 1996, by and between the Registrant and BPC Mergerco, Inc.
                99.1        Press release issued by the
                            Registrant on
                            June 19, 1996


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BPC HOLDING CORPORATION


                         James M. Kratochvil
                         Vice President, Chief Financial Officer and Secretary



Dated: July 2, 1996